Exhibit 99.1

TMS International Corp. Reports First Quarter 2012 Results

PITTSBURGH, PA, May 3, 2012 – TMS International Corp. (NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, today announced results for its first quarter ended March 31, 2012.

2012 First Quarter Highlights

•	Total revenue for the first quarter was $747.0 million, a 13% increase compared to $664.0 million in the first quarter of 2011.

•	Revenue After Raw Materials Costs[1] in the quarter was $155.9 million, a 15% increase compared to $135.2 million in the first quarter of 2011.

•	Adjusted EBITDA[1] for the quarter was $36.8 million[2], a 6% increase compared to $34.6 million in the first quarter of 2011.

•	Entered into a new seven-year $300 million senior secured term loan which the company expects will result in approximately $8.4 million of annual cash interest savings.

•	Won two new mill services contracts in the United States and Mexico totaling more than $179 million of cumulative total revenue over the life of the contracts at expected production levels.

2012 First Quarter Financial Results

Total Revenue for the first quarter was $747.0 million, an increase of 13% compared to $664.0 million for the same prior year quarter. Revenue After Raw Materials Costs, the company’s measurement of sales performance, was $155.9 million, an increase of 15% compared to $135.2 million in the first quarter of 2011.

[1]

“Revenue After Raw Materials Costs,” “Adjusted EBITDA” and “Discretionary Cash Flow” are non-GAAP financial measurements we believe are useful in measuring our operating performance. Descriptions and reconciliations of these measurements to GAAP are provided below.

[2]	Excludes a $12.3 million debt extinguishment loss related to the replacement of the company’s term loan and senior secured subordinated notes with a new $300 million senior secured term loan.

Adjusted EBITDA for the first quarter of 2012 was $36.8 million2 compared to $34.6 million of Adjusted EBITDA in the first quarter of 2011, an increase of 6%. Net income attributable to common stock was $0.4 million for the first quarter, an increase of 28% compared to $0.3 million in the first quarter of 2011. Basic and diluted earnings per share were $0.01 for the quarter. Excluding $12.3 million of debt extinguishment costs relating to the company’s refinancing, net income attributable to common stock would have been $8.4 million and earnings per share for the quarter would have been $0.22.

The company’s Adjusted EBITDA Margin3 for the first quarter of 2012 was 23.6% compared to 25.6% in the first quarter of 2011. The decrease was largely due to start-up costs incurred at sites where TMS has recently won new contracts.

Discretionary Cash Flow1,4, which the company uses to measure operating cash flow generation, was $29.0 million for the first quarter of 2012 compared with $27.3 million in the first quarter of 2011, an increase of 6%.

Joseph Curtin, Chairman, President and Chief Executive Officer of TMS International Corp., said with respect to the company’s first quarter 2012 results, “Despite the continued challenging global economic environment, TMS International delivered solid financial results. We continue to build on our market-leading positions by aggressively pursuing new contracts, expanding our global raw materials brokerage network, cross-selling our services and providing outstanding service to our customers.”

Outlook

The company reaffirmed its previous 2012 Adjusted EBITDA guidance in a range of $142 million to $148 million, representing a year-over-year growth rate of 6% to 10%.

Conference Call Information

The company will hold a conference call to discuss first quarter 2012 results at 11:00 a.m. EDT this morning. The call will be web cast live over the Internet from the company’s Web site at www.tmsinternationalcorp.com under “Investor Relations.” Participants should follow the instructions provided on the Web site for downloading and installing the necessary audio applications. The conference call also is available by dialing 1-800-860-2442 (domestic toll free) or 1-412-858-4600 (international) and asking for the TMS International Corp. first quarter earnings conference call.

Following the live conference call, a replay will be available beginning one hour after the call. The replay will be available on the company’s web site or by dialing 1-877-344-7529 (domestic toll free) or 1-412-317-0088 (international) and entering the replay passcode 10011956. The telephonic replay will be available until Thursday, May 10, 2012.

[3]	Adjusted EBITDA Margin is calculated as a percentage of Revenue After Raw Materials Costs.
[4]	Adjusted EBITDA minus maintenance capex (previously referred to in the company’s financial statements as “Free Cash Flow”).

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides mill services at 82 customer sites in 11 countries and operates 31 brokerage offices from which it buys and sells raw materials across five continents.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the potential new debt refinancing, the company’s business strategies, estimates of future global steel production and other market metrics and the company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that may cause the company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the company’s forward-looking statements can be found in the company’s most recent Annual Report on Form 10-K and elsewhere in the company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Contacts
Media Contact Jim Leonard 412-267-5226	Investor Contact Kelly Boyer 412-349-3007

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of dollars, except share and per share data)

	Quarter ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)

Revenue:
Revenue from sale of materials	$612,659	$551,953
Service revenue	134,299	112,007

Total revenue	746,958	663,960

Costs and expenses:
Cost of scrap shipments	591,058	528,726
Site operating costs	101,846	84,564
Selling, general and administrative expenses	17,261	16,065
Depreciation	13,166	11,799
Amortization	3,053	3,062

Total costs and expenses	726,384	644,216
Income from operations	20,574	19,744
Interest expense, net	(8,101)	(8,677)
Loss on Early Extinguishment of Debt	(12,300)	—

Income before income taxes	173	11,067

Income tax expense	(60)	(4,850)

Net Income	113	6,217
Net loss attributable to noncontrolling interest	298	—
Accretion of Preferred Stock Dividends	—	(5,895)

Net Income applicable to common stockholders	$411	$322

Net Income per share:
(basic and diluted)	$0.01	$0.07

Average common shares outstanding:
(basic and diluted)	39,255,973	4,943,992

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share data)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,476	$108,830
Accounts receivable, net of allowance for doubtful accounts of $2,831 and $2,613, respectively	339,567	292,546
Inventories	70,554	56,297
Prepaid and other current assets	29,656	31,041
Deferred tax asset	7,170	7,114

Total current assets	462,423	495,828

Property, plant and equipment, net	179,500	161,017
Deferred financing costs, net of accumulated amortization of $337 and $9,897, respectively	11,250	10,638
Goodwill	242,748	241,771
Other intangibles, net of accumulated amortization of $62,665 and $59,461, respectively	150,625	153,066
Other noncurrent assets	4,005	3,675

Total assets	$1,050,551	$1,065,995

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$272,023	$225,999
Accounts payable overdraft	50,698	47,817
Salaries, wages and related benefits	23,842	28,105
Accrued expenses	14,390	24,340
Revolving bank borrowings	25,302	159
Current portion of long-term debt	4,669	3,585

Total current liabilities	390,924	330,005

Long-term debt	294,478	379,250
Loans from noncontrolling interests	7,193	5,275
Deferred tax liability	55,036	53,791
Other noncurrent liabilities	20,906	20,833

Total liabilities	768,537	789,154

Stockholders’ equity (deficit):
Class A common stock; 200,000,000 shares authorized, $0.001 par value per share; 12,948,013 and 12,894,333 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	13	13

Class B common stock; 30,000,000 shares authorized, $0.001 par value per share; 26,307,960 and 26,361,640 issued and outstanding at March 31, 2012 and December 31, 2011, respectively	26	26

Capital in excess of par value	434,736	434,841
Accumulated deficit	(147,821)	(148,232)
Accumulated other comprehensive income	(6,476)	(11,075)

Total TMS International Corp. stockholders’ equity	280,478	275,573
Noncontrolling interest	1,536	1,268

Total stockholders’ equity	282,014	276,841

Total liabilities and stockholders’ equity	$1,050,551	$1,065,995

TMS INTERNATIONAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars, except share and per share data)

	Quarter ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$113	$6,217
Adjustments to reconcile Net Income to net cash provided by operating activities:
Depreciation and Amortization	16,219	14,861
Amortization of deferred financing costs	747	617
Deferred income tax	(4)	2,176
Provision for bad debts	226	12
Gain on the disposal of equipment	(165)	(36)
Non-cash share-based compensation cost	322	9
Loss on Early Extinguishment of Debt	12,300	—
Increase (decrease) from changes in:
Accounts receivable	(47,247)	(77,094)
Inventories	(14,257)	(20,118)
Prepaid and other current assets	5,604	3,158
Other noncurrent assets	(348)	423
Accounts payable and accounts payable overdraft	48,905	100,108

Accrued expenses	(14,227)	(14,357)
Other non current liabilities	99	159
Other, net	1,735	948

Net cash provided by operating activities	$10,022	$17,083

Cash flows from investing activities:
Capital expenditures	(33,224)	(11,728)
Proceeds from sale of equipment	271	191
Contingent payment for acquired business	(131)	(337)
Cash flows related to IU International, net	(27)	(229)

Net cash used in investing activities	(33,111)	(12,103)

Cash flows from financing activities:
Revolving credit facility borrowing (repayments), net	25,142	189
Repayment of debt	(380,732)	(1,081)
Proceeds from debt issuance, et of original issue discount	297,000	—
Debt issuance and termination fees	(13,630)	—
Other, net	1,955	—

Net cash used for financing activities	(70,265)	(892)

Cash and cash equivalents:
Net increase (decrease) in cash	(93,354)	4,088
Cash at beginning of period	108,830	49,492

Cash at end of period	$15,476	$53,580

DESCRIPTION AND GAAP RECONCILIATIONS OF

CERTAIN FINANCIAL MEASUREMENTS

Revenue After Raw Materials Costs

We measure our sales volume on the basis of Revenue After Raw Materials Costs, which we define as Total Revenue minus Cost of Raw Materials Shipments. Revenue After Raw Materials Costs is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance because it excludes the fluctuations in the market prices of the raw materials we procure for and sell to our customers. We subtract the Cost of Raw Materials Shipments from Total Revenue because market prices of the raw materials we procure for and generally concurrently sell to our customers are offset on our statement of operations. Further, in our raw materials procurement business, we generally engage in two alternative types of transactions that require different accounting treatments for Total Revenue. In the first type, we take no title to the materials being procured and we record only our commission as revenue; in the second type, we take title to the materials and sell it to a buyer, typically in a transaction where a buyer and seller are matched. By subtracting the Cost of Raw Materials Shipments, we isolate the margin that we make on our raw materials procurement and logistics services, and we are better able to evaluate our operating performance in terms of the volume of raw materials we procure for our customers and the margin we generate.

	Quarter ended
	March 31,
	2012	2011
Revenue After Raw Materials Costs:
Consolidated:
Total Revenue	$746,958	$663,960
Cost of Raw Materials Shipments	(591,058)	(528,726)

Revenue After Raw Materials Costs	$155,900	$135,234

Adjusted EBITDA

Adjusted EBITDA is not a recognized financial measure under GAAP, but we believe it is useful in measuring our operating performance. Adjusted EBITDA is used internally to determine our incentive compensation levels, including under our management bonus plan, and it is required, with some additional adjustments, in certain covenant compliance calculations under our senior secured credit facilities. We also use Adjusted EBITDA to benchmark the performance of our business against expected results, to analyze year-over-year trends and to compare our operating performance to that of our competitors. We also use Adjusted EBITDA as a performance measure because it excludes the impact of tax provisions and Depreciation and Amortization, which are difficult to compare across periods due to the impact of accounting for business combinations and the impact of tax net operating losses on cash taxes paid. In addition, we use Adjusted EBITDA as a performance measure of our operating segments in accordance with ASC Topic 280, Disclosures About Segments of an Enterprise and Related Information. We believe that the presentation of Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of and prospects for our business.

	Quarter ended
	March 31,
	2012	2011
Income before income taxes	$173	$11,067
Plus: Depreciation and Amortization	16,219	14,861
Interest Expense, Net	8,101	8,677

Earnings before interest, taxes, depreciation and amortization	$24,493	$34,605
Loss on Early Extinguishment of Debt	12,300	—

Adjusted EBITDA	$36,793	$34,605

Discretionary Cash Flow

Discretionary Cash Flow is calculated as our Adjusted EBITDA minus our Maintenance Capital Expenditures. We believe Discretionary Cash Flow is useful in measuring our liquidity. Discretionary Cash Flow is not a recognized financial measure under GAAP, and may not be comparable to similarly titled measures used by other companies in our industry. Discretionary Cash Flow should not be considered in isolation from or as an alternative to any other performance measures determined in accordance with GAAP (in thousands):

	Quarter ended
	March 31,
	2012	2011
Adjusted EBITDA	$36,793	$34,605
Maintenance Capital Expenditures	(7,767)	(7,336)

Discretionary Cash Flow	$29,026	$27,269

The following table reconciles Discretionary Cash Flow to net cash provided by (used in) operating (in thousands):

	Quarter ended
	March 31,
	2012	2011
Discretionary Cash Flow	$29,026	$27,269
Maintenance Capital Expenditures	7,767	7,336
Cash interest expense	(15,456)	(12,499)
Cash income taxes	(1,005)	(205)
Change in accounts receivable	(47,247)	(77,094)
Change in inventory	(14,257)	(20,118)
Change in accounts payable	48,905	100,108
Change in other current assets and liabilities	(595)	(6,760)
Other operating cash flows	2,884	(954)

Net cash provided by operating activities	$10,022	$17,083